                                                               EXHIBIT 99.16(a)


                        PRUDENTIAL GOVERNMENT PLUS FUND, INC.

                                      CLASS "A"

                                       EXHIBIT
                                AGGREGATE TOTAL RETURN
                                     CALCULATION


                                       ERV - P
                               T =   -----------
                                          P

    P = hypothetical initial payment of $1,000

   ERV = ending redeemable value

     T = Aggregate total return

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                   1 Year              Inception
                    ended               through
                 February 28          February 28
                    1993                 1993
                 -----------          -----------

    P =            $1,000                $1,000

   ERV =           $1,115                $1,384

    T =            11.50%                38.40%